Exhibit 99.1

For Immediate Release                                    For Further Information
Refer to: John J. Haines
260-824-2900

FRANKLIN ELECTRIC ANNOUNCES SCOTT TRUMBULL RETIREMENT AND APPOINTMENT OF GREGG SENGSTACK AS CHIEF EXECUTIVE OFFICER

Fort Wayne, Indiana - February 19, 2014 - The Board of Directors of Franklin Electric announced today that Chairman and Chief Executive officer R. Scott Trumbull will retire as Chief Executive Officer effective May 2, 2014 and that Gregg C. Sengstack has been appointed to succeed him in that role. Mr. Trumbull will remain non-executive chairman of Franklin Electric.

Mr. Trumbull first joined the Franklin Electric Board in 1998 and was named Chairman and Chief Executive officer in 2002. During his tenure, Franklin Electric has transformed itself from being a submersible motor supplier for pump manufacturers to being a pumping systems supplier for distributors. Additionally, the Company’s revenues have grown to $965 million in 2013 with 37 percent of those revenues coming from developing region international markets. Under Mr. Trumbull’s leadership, the Company’s market capitalization has increased from around $520 million to about $1.9 billion.

Gregg C. Sengstack, 55 years old, first joined Franklin Electric in 1988 and has been President and Chief Operating Officer since 2011. He had previously been Senior Vice President and President, Franklin Fueling Systems and International Water Group and has held numerous positions in the Company’s Finance organization before becoming Chief Financial Officer in 1999. Mr. Sengstack is a member of the Board of Directors of Woodward Inc. (NYSE:WWD), a diversified manufacturer and service provider in the global aerospace and energy control markets.

Mr. Sengstack holds a bachelor’s degree from Bucknell University and masters in business administration from the University of Chicago.

David M. Wathen, Chairman of the Corporate Governance Committee of the Franklin Electric Board of Directors commented on behalf of the Board:

“The Board of Directors has planned this transition for several years and we have the upmost confidence that Gregg is prepared to lead Franklin Electric. We would like to express our sincere gratitude to Scott for all of his many accomplishments as the Chief Executive Officer of Franklin Electric over the past eleven years.”

Mr. Trumbull further noted:

“Gregg is a strong leader and excellent strategist. He has been a critical part of Franklin Electric’s success over the past 25 years and we are very confident he will lead the Company to even greater levels of growth and profitability in the future.”
Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and automotive fuels. Recognized as a technical leader in its specialties, Franklin Electric serves customers around the world in residential, commercial, agricultural, industrial, municipal, and fueling applications.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company’s financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to regional or general economic and currency conditions, various conditions specific to the Company’s business and industry, new housing starts, weather conditions, market demand, competitive factors, changes in distribution channels, supply constraints, effect of price increases, raw material costs and availability, technology factors, integration of acquisitions, litigation, government and regulatory actions, the Company’s accounting policies, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ending December 29, 2012, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and, except as required by law, the Company assumes no obligation to update any forward-looking statements.